                                                                     EXHIBIT 3.3

                               State of Delaware

                       Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LOOMIS HOLDING CORPORATION", CHANGING ITS NAME FROM "LOOMIS HOLDING CORPORATION" TO "LFC HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JANUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



[SEAL APPEARS HERE]                          /s/  EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:  8299316
2252806 8100
                                                       DATE:  01-24-97
971024073

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          LOOMIS HOLDING CORPORATION

                   (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

     Loomis Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is Loomis Holding Corporation.

     SECOND: On January 24, 1997, the Board of Directors of the Corporation duly adopted a resolution setting forth the following amendment to the Certificate of Incorporation of the Corporation.

           The First Article of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

           "The name of the Corporation is LFC Holding Corporation."

     THIRD: The stockholders of the Corporation entitled to vote on the above-stated proposed amendment executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware adopting such amendment.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24th day of January, 1997.


                                        LOOMIS HOLDING CORPORATION


                                        By: /s/  JAMES K. JENNINGS, JR.
                                           -------------------------------------
                                            James K. Jennings, Jr.
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LOOMIS HOLDING CORPORATION" FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1993, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *





[SEAL APPEARS HERE]                     /s/  WILLIAM T. QUILLEN
                                        -------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION:  *3937083
733165024
                                                  DATE:  06/15/1993

                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                          LOOMIS HOLDING CORPORATION

     The undersigned, being (i) the Chairman of the Board and Chief Executive Officer and (ii) the Secretary, respectively, of Loomis Holding Corporation, a Delaware corporation (the "Corporation"), do hereby certify:

     FIRST: The name of the Corporation is Loomis Holding Corporation.

     SECOND: Article TENTH of the Certificate of Incorporation hereby is amended to read in its entirety as set forth on Exhibit A attached hereto (and
                                                ---------
incorporated herein by reference).

     THIRD: The aforementioned amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"). Written consent has been given in accordance with the provisions of Section 228 of the DGCL and written notice has been given to nonconsenting stockholders as provided in Section 228(d) of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officers of the Corporation as of this 1st day of January, 1993.

                                        LOOMIS HOLDING CORPORATION


                                        By: /s/  F.B. HEGI, JR.
                                           -------------------------------------
                                        Name:  Frederick B. Hegi, Jr.
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

ATTEST:


/s/  JAY I. APPLEBAUM
----------------------------------
Name:  Jay I. Applebaum
Title: Secretary

                                                                       EXHIBIT A

     TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Tenth shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                               State of Delaware

                         Office of Secretary of State
                               -----------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF LOOMIS HOLDING CORPORATION FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 1991, AT 10 O'CLOCK A.M.

                              * * * * * * * * * *







[SEAL OF STATE OF                       /s/ Michael Harkins
DELAWARE APPEARS HERE]                  ---------------------------------------
     731023002                              Michael Harkins, Secretary of State



                                        AUTHENTICATION: #2932319
                                                  DATE:  01/24/1991

                         CERTIFICATE OF INCORPORATION
                                      OF
                          LOOMIS HOLDING CORPORATION

--------------------------------------------------------------------------------
     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

     FIRST:  The name of the Corporation is Loomis Holding Corporation.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

     FIFTH: The name of the incorporator of the Corporation is Nancy B. Hollander, and the mailing address of such incorporator is 4100 NCNB Plaza, 901 Main Street, Dallas, Texas 75201.

     SIXTH: The number of directors constituting the initial board of directors is four, and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified are Frederick B. Hegi, Jr., Thomas W. Sturgess, James
T. Callier, Jr., and David S. Teed.

     SEVENTH: Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

     EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the by-laws of the Corporation.

     NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General

Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article TENTH is in effect. Any repeal or amendment of this Article TENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article TENTH. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper is Article ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article ELEVENTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 23rd day of January, 1991.



                                                /s/ NANCY B. HOLLANDER
                                                --------------------------------
                                                Nancy B. Hollander, Incorporator